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                                                                    EXHIBIT 99.1



                                  AMENDMENT TO
                   THE STANDARD TERMS AND CONDITIONS OF TRUST
                           DATED AS OF APRIL 1, 1995

                                     AND TO


                       THE TRUST INDENTURE AND AGREEMENT
                              DATED APRIL 27, 1995
                                      FOR

                STANDARD & POOR'S MIDCAP 400 DEPOSITARY RECEIPTS
                             ("MIDCAP SPDR") TRUST


                                    BETWEEN

                         PDR SERVICES LLC,  AS SPONSOR,

                                      AND

                       THE BANK OF NEW YORK,  AS TRUSTEE

                           Effective January 25, 1999


     This Amendment (the "Amendment Agreement") dated as of January 1, 1999 and effective January 25, 1999 between PDR Services LLC as sponsor (the "Sponsor") and The Bank of New York as trustee (the "Trustee") amends the document entitled "Standard Terms and Conditions of Trust for Standard & Poor's MidCap 400 Depositary Receipts ("MidCap SPDR") Trust dated as of April 1, 1995 between PDR Services Corporation, as Sponsor, and The Bank of New York, as Trustee" (hereinafter called the "Standard Terms") and the document entitled "Trust Indenture and Agreement dated April 27, 1995 incorporating by reference
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Standard Terms and Conditions of Trust for Standard & Poor's MidCap 400
Depositary Receipts ("MidCap SPDR") Trust Series 1 dated as of April 1, 1995," (hereinafter called the "Trust Indenture"), (the Standard Terms and the Trust Indenture and any and all previous amendments thereto hereinafter called the "Trust Documents").


     WITNESSETH THAT:

     WHEREAS, the parties hereto have entered into the Trust Documents to facilitate the creation of the Standard & Poor's MidCap 400 Depositary Receipts ( MidCap "SPDR") Trust (the "Trust"); and

     WHEREAS, the parties hereto desire to amend the Trust Documents as more fully set forth below;
     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

     1. The following text shall be added as a new paragraph to Section 5.02 as follows:

          "Upon the specific request of a redeemer, the Trustee may, in its sole discretion, redeem SPDRs in Creation Unit size aggregations delivered to the Trustee by such redeemer, either in whole or in part, by providing such redeemer with a "Misweighted Portfolio" as is described in the next following sentence. Such Misweighted Portfolio shall be
          (1) a portfolio of Securities then held by the Trust, (2) which differs in exact composition and/or weighting from that of the securities portion of a Portfolio Deposit in effect on the date that the request for a
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          redemption is made by the redeemer (the "Then-Current Portfolio
          Deposit") (3) but does not differ in net asset value from that of the Then-Current Portfolio Deposit. The Trustee may evaluate all factors in considering a redeemer's request for a Misweighted Portfolio and may, but need not, agree to such a redemption request if the Trustee determines that delivery of the Misweighted Portfolio would be appropriate for the Trust."

     2. The new paragraph set forth in Section 3 of this Amendment Agreement shall be added as the last and final paragraph of Section 5.02.

     3. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) and (2) of this Amendment Agreement are made in regard to matters as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

     4. Pursuant to Section 10.01, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

     5. Except as amended hereby, the Trust Documents now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Documents.

     6. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

                         PDR SERVICES LLC, as  Sponsor

                         By: _____________________________________
                             Joseph Stefanelli
                             Title: President

ATTEST: ____________

TITLE:  ____________

                         THE BANK OF NEW YORK,
                           as Trustee

                         By: ________________________________________
                              Title:
ATTEST: ____________

TITLE:    _____________
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STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

     On the __ day of January in the year 1999 before me personally came Joseph Stefanelli to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services LLC, the company described in and which executed the above instrument; and that he signed his name thereto by like authority.

                                    ________________________
                                    Notary Public
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STATE OF NEW YORK             )
                                      : ss:
COUNTY OF NEW YORK            )

     On this ___ day of January, 1999, before me personally appeared _________, to me known, who, being by me duly sworn, did depose and say that he/she is ____________ of The Bank of New York , the bank and trust company described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the board of directors of said bank and trust company.

                              __________________________
                                Notary Public